Exhibit 10.4

FORGIVABLE PROMISSORY NOTE

Durant Industrial Authority	SG Echo, LLC	SG Block, Inc.
300 W. Evergreen	101 Waldron Road	195 Montague Street
Durant, OK 74701	Durant, OK 74701	Brooklyn, NY 11201
(hereinafter “Lender”)	(hereinafter “Borrower)	(hereinafter “Guarantor)
$750,000	October 29, 2021	April 29, 2029
Note Amount	Effective Date	Maturity Date

FOR VALUE RECEIVED, Borrower, jointly and severally if more than one, promises to pay to the order of Lender (which term shall include all subsequent holders of this Note) at its offices set forth above or at such other address as Lender may from time to time designate, in lawful money of the United States of America, the principal sum of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), or so much thereof as may be advanced and outstanding from time to time, with interest at the rate provided below on the principal balance from time to time remaining unpaid, in the amounts, at the times and upon the terms provided in this Note.

INTEREST RATE. Prior to maturity, the Note shall accrue interest at 0.00% per annum.

PREPAYMENT. Borrower may prepay this Note in whole or in part at any time without being required to pay any penalty or premium for such privilege. In the event a prepayment is made, such payment shall be applied first against accrued but unpaid interest, then to the discharge of any expenses for which the holder of this Note may be entitled to receive reimbursement under the terms of this Note or under the terms of any other documents related thereto and lastly against the principal hereof. Any partial prepayment shall not postpone the due date.

PAST DUE PAYMENTS. Lender may charge and collect a late fee of up to five percent (5%) of the unpaid portion of the regularly scheduled payment more than 15 days past due to the extent not prohibited by law. The annual interest rate on matured unpaid amounts shall be ten percent (10%).

PAYMENT TERMS. This Note shall be due and payable as follows:

Provided the Note balance has not been otherwise accelerated due to an Event of Default, all remaining unpaid or unforgiven Principal and accrued interest shall be due and payable on April 29, 2029, interest being calculated on the unpaid principal to the date of each installment paid and the payment made credited first to the discharge of the interest accrued and the balance to the reduction of the principal.

Provided no Event of Default has occurred, the outstanding amount of the Note shall be forgiven in according to the following schedule:

April 29, 2027 - 1/3 of the balance of the Note then outstanding shall be forgiven, absent an Event of Default;

April 29, 2028 - 1/2 of the balance of the Note then outstanding shall be forgiven absent an Event of Default; and

April 29, 2029 - the remainder of the balance of the Note then outstanding shall be forgiven absent an Event of Default.

WAIVER. Except as otherwise expressly stated in this Note or the Loan Agreement, Borrower and any and all co-borrowers, endorsers, guarantors, and sureties severally waive notice, notice of intent to accelerate, notice of acceleration, demand, grace, presentment for payment, and protest and agree that this Note and all liens securing its payment may be extended and re-extended and the time for payment extended and re-extended from time to time without notice to them or any of them, and they severally agree that their liability on or with respect to this Note shall not be affected by any release or change in any security at any time existing or by any failure to perfect or maintain perfection of any security interest in such security.

TIME IS OF THE ESSENCE. It is agreed that time is of the essence in the performance of this Note.

EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default:

1. Default in the timely payment of any installment of principal and interest or in the performance of any covenant or provision of any Loan Document as hereafter defined.

2. Default in any obligation of Borrower to Lender.

3. Borrower shall: (a) execute an assignment for the benefit of creditors or take any action in furtherance thereof; or (b) admit in writing its inability to pay its debts generally as they become due; or (c) as a debtor, file a petition, case, proceeding, or other action pursuant to, or voluntarily seek the benefit or benefits of any debtor relief law or take any action in furtherance thereof; or (d) seek, acquiesce in, or suffer the appointment of a receiver, trustee, or custodian of Borrower, the property, in whole or in part, or any significant portion of other property belonging to Borrower that affects performance under this Note; or (e) voluntarily become a party to any proceeding seeking to effect a suspension or having the effect of suspending any of the rights of Lender or the Trustee granted or referred to in the Loan Documents or take any action in furtherance thereof.

4. Borrower defaults in the terms and conditions of the Loan Agreement executed contemporaneously with this Note.

5. The filing of a petition, case, proceeding, or other action against Borrower as a debtor under any debtor relief law; or seeking appointment of a receiver, trustee, or custodian of Borrower, or of any significant portion of other property belonging to Borrower that affects its ability to perform under this Note, or seeking to effect a suspension or having the effect of suspending any of the rights of Lender or the Trustee granted or referred to in the Loan Documents, and: (a) Borrower admits, acquiesces in, or fails to contest the material allegations thereof; or (b) the petition, case, proceeding, or other action results in entry of an order for relief or order granting the relief sought against Borrower; or (c) the petition, case, proceeding, or other action is not permanently dismissed on or before the earlier of trial thereon or sixty (60) days next following the date of its filing.

6. The discovery by Lender that any warranty, covenant, or representation made to Lender by or on behalf of Borrower or any Guarantor is false, misleading, erroneous, or breached in any material respect.

A default shall not be an Event of Default if the default is cured within thirty (30) days following the delivery of or the mailing of written notice from Lender to Borrower's most current address as reflected in Lender's business records specifying the existence of any such default. If such default is not cured within the thirty (30) day period, the default shall be an Event of Default without need of any further notice or action by Lender.

ACCELERATION AND WAIVER OF NOTICE. Upon the occurrence of an Event of Default and the expiration of any cure period contained herein, the entire unpaid principal balance plus all accrued and unpaid interest due and owing on this Note and any and all other indebtedness of Borrower to Lender shall, at the option of Lender, become and be due and payable forthwith without demand, notice of default, notice of intent to accelerate, or the acceleration of the maturity hereof, notice of nonpayment, presentment, protest, or notice of dishonor, all of which are hereby expressly waived to the full extent not prohibited by law by Borrower. Failure to exercise this option upon the occurrence of any such Event of Default shall not constitute a waiver of the right to exercise such option in the event of any subsequent Event of Default.

COLLECTION COSTS AND JOINT AND SEVERAL LIABILITY. If the unpaid principal balance plus all accrued and unpaid interest due and owing on this Note is not paid at maturity, whether by acceleration or otherwise, and this Note is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement, or other legal proceedings for collection hereof, Borrower agrees to pay Lender its reasonable collection costs, including a reasonable amount for attorneys' fees. Borrower is and shall be directly and primarily liable for the payment of all sums due hereunder, and under any instrument securing the payment hereof, and Borrower hereby expressly waives bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security, and Borrower hereby consents to and agrees to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or any release or substitution of security hereof in whole or in part, with or without notice, from time to time, before or after maturity.

REMEDIES OF LENDER. Lender shall have all rights, remedies, and recourses granted in this Note, and all other instruments securing the payment hereof and the payment of all indebtedness of Borrower to Lender, howsoever evidenced, and those which are available at law or equity, and same: (a) shall be cumulative and concurrent; (b) may be pursued separately, successively, or concurrently against Borrower or any other liable party or against any one or more of them at the sole discretion of Lender and in such order as Lender, in its sole discretion, shall determine; (c) may be exercised as often as occasion therefore shall arise, it being agreed by Borrower that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; and (d) are intended to be, and shall be, nonexclusive. If any part of this Note cannot be enforced, this fact will not affect the rest of this Note. This loan shall be governed by and construed in accordance with the laws of the State of Oklahoma and applicable United States federal law.

NOTICES TO BORROWER AND OTHER PARTIES. Any notice under this Note shall be in writing and shall be effective when actually delivered or, if mailed, shall be deemed effective when deposited in the United States mail first class, certified mail, postage prepaid, directed to the addresses shown near the beginning of this Note. Any party may change its address for notices under this Note by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address.

RESPONSIBILITY AND LIABILITY OF GUARANTOR. Guarantor shall have the same responsibility for all debts and obligations set forth herein as Borrower. Guarantor’s status as to this instrument and obligations herein is as co-borrower. Lender need not exhaust any collection actions against Borrower in the event of Borrower’s default before Guarantor’s obligations commence. Borrower’s and Guarantor’s obligations under this agreement are joint and several and Lender may initiate collection actions against either or both in the event of Borrower’s default.

JURY TRIAL WAIVER. In recognition of the higher costs and delay which may result from a jury trial, the parties waive any right to trial by jury of any claim, demand, action or cause of action (a) arising hereunder, or (b) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect hereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party further waives any right to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party hereto may file an original counterpart or a copy of this section with any court as written evidence of this consent of the parties hereto to the waiver of their right to trial by jury.

SIGNATURE PAGE FOLLOWS

Executed this 29th day of October.

Lender:

Durant Industrial Authority

By:	/s/ Lisa Taylor
Lisa Taylor, Executive Director

Borrower:

SG Echo, LLC

By:	/s/ Paul M. Galvin
Paul Gavin, Managing Member

Guarantor:

SG Blocks, Inc.

By:	/s/ Gerald Sheeran
Gerald Sheeran, Acting Chief Financial Officer

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